I N V E S T M E N T B A N K I N G G R O U P Project Water Fairness Opinion Presentation July 23 rd , 2007 CONFIDENTIAL Exhibit 99.8

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CONFIDENTIAL
Disclaimer
The following materials (the "Presentation") were prepared as of July 20, 2007 for discussion at the Boardwalk Bancorp, Inc. (“Boardwalk" or the "Company") Board of Directors Meeting held on July 20, 2007, at which Janney Montgomery Scott LLC ("Janney") provided its verbal opinion as to the fairness, from a financial point of view, to the shareholders of the Company, of the consideration to be paid in the merger with
Cape Savings Bank (the “Transaction”).
The information contained in this Presentation is confidential and has been prepared for the sole use and benefit of the Board of Directors of
Boardwalk in connection with its evaluation of the Transaction and, subject to applicable law, is not for the benefit of, and does not convey any rights or remedies to, any holder of securities or any other person. Such information may not be used for any other purpose or reproduced, disseminated, quoted, referred to or disclosed or otherwise made available to, or relied upon by any other party nor may reference be made thereto or to Janney without the written consent of Janney or as specifically allowed pursuant to Janney’s engagement letter with the Company relating to the Transaction. This Presentation does not constitute a recommendation by Janney to the Board of Directors of Boardwalk to enter into the Transaction.
In preparing this Presentation, Janney assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by Janney and assumed that the financial forecasts and guidance provided to Janney and prepared by management of Boardwalk were reasonably prepared on bases reflecting the best currently available respective judgment of the management of Boardwalk as to the future financial performance of Boardwalk. This Presentation is based on the business and operations of
Boardwalk as represented to Janney as of the date hereof and on market, economic and other conditions as they exist on, and can be evaluated as of, the date hereof. Subsequent information or events may affect this Presentation, and we disclaim any obligation to update or reaffirm this
Presentation except as agreed upon with the Company.
Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion of this Presentation. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions Janney has reached are based on all the analyses and factors presented herein taken as a whole and also on application of Janney’s experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Janney therefore gives no opinion as to the value or merit standing alone of any one or more parts of the Presentation. Janney’s only opinion is the formal written opinion that is to be delivered to the Board of Directors of Boardwalk.
The estimates of value prepared within the Presentation represent hypothetical values that were developed solely for purposes of the Presentation.
Such estimates reflect computations of the potential values through the application of various generally accepted valuation techniques, which may not reflect actual market values. Estimates of value are not appraisals and do not necessarily reflect values which may be realized if any assets of Boardwalk are sold. Janney has not appraised nor undertaken any valuation of any assets or property nor made any solvency analysis of
Boardwalk. Because such estimates are inherently subject to uncertainty, Janney does not assume any responsibility for their accuracy. In its analyses, Janney made numerous assumptions with respect to general business and economic conditions and other matters. Any assumptions employed by Janney's analyses are not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those developed for this Presentation.

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CONFIDENTIAL
Table of Contents
Section
Summary Terms of Merger Agreement 1
Overview of Cape Savings Bank 2
Analyses and Schedules:
Relative Stock Price Information 3
Comparable Company Analysis 4
Discounted Dividend Analysis 5
Comparable M&A Analysis 6
Pro Forma Merger Analysis 7
Form of Fairness Opinion                                        8

Summary Terms of Merger Agreement * * * * * *

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CONFIDENTIAL
Summary of Terms of Merger Agreement
(Based on BORD's March 31, 2007 Financials):
Price / LTM Earnings (x)                  48.9 Premium / Market Price (%)
(a)
                 36.5
Price / Proj. 2007 Earnings (x)                  32.4 Premium / Core Deposits (%)                  25.5
Price / Proj. 2008 Earnings (x)                  24.2 Cash Dividend
(b)
                 0.26
Price / Book Value per share (%)                194.0 Shares expected to be issued to BORD         4,936,789
Price / Tangible Book Value per share (%)                194.0 Average daily volume (year to date) NM
(a)
Relative to Boardwalk's closing price of $16.85 on July 20, 2007.
(b)
Applies to Boardwalk shares exchanged for shares of Cape Savings Bank.  Cape Savings plans to pay $0.26 dividend per share based on discussions with management and financial forecast.
Pricing Multiples at $23.00 per Share
Offer Price per Share $23.00
Aggregate Transaction Value ($000) $101,392
(including options)
Form of Consideration 50% stock / 50% cash
Cash portion fixed at $23.00.
Stock - fixed exchange ratio
Exchange Ratio 2.30 new Cape shares
Shareholder Election Yes
Treatment of Options Cashed out
Collars / Walkaway provision NA
Termination Fees 5% of aggregate deal value.
Tax Treatment Intended to qualify as a tax free reorganization
Contingencies The conversion of Cape Savings Bank from a mutual to a fully public stock institution, approval from Cape's directors and customary regulatory approvals.
Summary of Offer Terms:

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CONFIDENTIAL
Social Issues
Corporate Structure
BORD's holding company would be
merged into a new holding company
formed as part of Cape's standard
conversion.
Branch Consolidation
Intention would be to consolidate certain
branch office locations.
Holding Co. Board Seats
3
Management Retention
Cape is interested in retaining the
majority of BORD officers.  M. Devlin
would be appointed COO and G.
Deninger would be appointed CLO.
Banking level Board Seats
3
Management Contracts
Will honor the terms of all employment
and change in control contracts; M.
Devlin and G. Deninger will sign new
contracts.
Advisory Board Employee Severance
Number of Members Will not have an advisory board Weeks per year of service 2
Number of Years NA Minimum number of weeks 4
Annual Fees NA Maximum number of weeks 16
Meetings per year NA
Indemnification / tail coverage Anticipated timing of closing
2008
Indemnification (years) 6 Years
Maximum premium 150%
Social Issues

Overview of Cape Savings Bank * * * * * *

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CONFIDENTIAL
Overview of Cape Savings
Cape Savings is a $613.4 million savings bank headquartered in Cape May Court House, NJ (Cape May County).
The Bank operates 13 branches throughout Cape May and Atlantic Counties.
Management:
•
Chairman of the Board:  Robert F. Garrett III
•
President & CEO: Herbert L. Hornsby Jr.
•
Chief Financial Officer: Robert J. Boyer
Source: SNL Financial
At or for the quarter ended
March 31st
2004 2005 2006 2006 2007
Balance Sheet
Total Assets $532,584 $574,524 $609,765 $589,056 $613,414
Total Net Loans 362,805 410,017 447,123 $418,663 450,098
Deposits 421,214 433,529 437,027 $447,162 444,164
Equity Capital 59,425 63,481 68,943 $64,703 70,163
Profitability
Net Income $4,264 $4,424 $5,001 $1,252 $1,072
Return on Average Assets (%) 0.83 0.80 0.84 0.86 0.70
Return on Average Equity (%) 7.42 7.22 7.57 7.81 6.17
Net Interest Margin (%) 4.05 3.85 3.61 3.71 3.45
Efficiency Ratio (%) 66.3 68.2 70.5 71.2 71.3
Balance Sheet / Regulatory Capital
Equity Capital / Total Assets (%) 11.16 11.05 11.31 10.98 11.44
Tangible Equity / Tangible Assets (%) 11.16 11.05 11.31 10.98 11.44
Total Capital Ratio (%) 18.30 17.54 17.59 17.53 17.67
Tier 1 Ratio (%) 17.22 16.53 16.59 16.51 16.66
Leverage Ratio (%) 10.93 10.89 11.00 10.85 11.16
Asset Quality
Nonperforming Assets / Assets (%) 0.16 0.44 0.59 0.16 0.57
NPA + Lns 90 / Assets (%) 0.23 0.49 0.62 0.16 0.57
NCOs / Avg Loans (%) 0.00 0.00 0.02 0.01 0.02
Reserves / NPAs (%) 430.98 148.47 111.80 417.66 114.81
For the Years
Ended December 31,
(Numbers in 000s, except percentage data)

New Jersey
Atlantic
Cape May
Cumberland
Estell Manor
Woodbine
Northfield
Corbin City
Sea Isle City
Avalon
Stone Harbor
North Wildwood
Wildwood Crest
Cape May Point
Cape May
Brigantine
Longport

% % %

Janney

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CONFIDENTIAL
Total Total Percent of
Total Total Total Total Total Total Deposits Deposits Cape
Deposits Deposits Deposits Deposits Deposits Deposits CAGR CAGR Deposits
6/2006 6/2005 6/2004 6/2003 6/2002 6/2001 '05-'06 '01-'06 6/2006
Description Address City, ST ($000) ($000) ($000) ($000) ($000) ($000) (%) (%) (%)
Atlantic County
Margate City Branch Essex & Ventnor Ave Margate City, NJ 57,431 $        52,075 $        55,668 $        52,900 $        52,470 $        50,257 $        10.3% 2.7% 12.9%
Egg Harbor Township Branch Black Horse Pike & Fire Rd Egg Harbor Township, NJ 33,082           32,510           30,667           34,347           34,513           31,203           1.8          1.2          7.4
Atlantic City Branch 1501 Pacific Ave Atlantic City, NJ 30,102           25,462           22,665           22,828           17,848           16,422           18.2         12.9         6.7
Galloway Branch 320 E Jimmie Leeds Rd Galloway, NJ 17,613           13,562           11,851           8,296             4,754             NA 29.9         NA 3.9
Somers Point Branch 199 New Rd Somers Point, NJ 7,717             4,400             2,722             2,833             NA NA 75.4         NA 1.7
145,945 $       128,009 $       123,573 $       121,204 $       109,585 $       97,882 $        14.0
%
8.3
%
32.7
%
Cape May County
Cape Savings Bank 225 N Main St Cape May Court House, NJ 69,379 $        70,138 $        64,079 $        59,861 $        55,590 $        50,687 $        (1.1)
%
6.5
%
15.5
%
Villas Branch 1899 Bayshore Rd Villas, NJ 54,235           55,099           55,402           54,790           49,780           46,250           (1.6)         3.2          12.2
Cape May Branch 217 Jackson St Cape May, NJ 47,872           45,435           44,749           41,315           40,954           37,936           5.4          4.8          10.7
Wildwood Branch 3101 New Jersey Ave Wildwood, NJ 44,001           43,503           32,385           31,936           31,783           32,858           1.1          6.0          9.9
Marmora Branch 46 S Shore Rd Marmora, NJ 27,052           24,235           26,211           27,052           26,251           24,919           11.6         1.7          6.1
Rio Grande Branch 3707 Rt 9 S Rio Grande, NJ 24,779           22,887           23,075           22,779           21,894           20,365           8.3          4.0          5.6
Ocean City Branch 10th & Asbury Ave Ocean City, NJ 16,843           15,998           17,450           17,478           17,542           17,471           5.3          (0.7)         3.8
Stone Harbor Branch 9616 2nd Ave Stone Harbor, NJ 16,237           17,800           15,726           12,579           12,075           11,557           (8.8)         7.0          3.6
300,398 $       295,095 $       279,077 $       267,790 $       255,869 $       242,043 $       1.8
%
4.4
%
67.3
%
Cape Savings Bank $446,343 $423,104 $402,650 $388,994 $365,454 $339,925 5.5      5.6      100.0
Cape Savings Bank Detailed Branch Network
Source: SNL Financial

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CONFIDENTIAL
Pro Forma Deposit Market Share
County: Atlantic, NJ
2 4 7 3 8.00             15.00   14.00         9.00             16.00   10.00           17.00
Pctg Pctg of Pctg Pctg
Total Total of Holding Total of Total of
Number Deposits Deposits County Company Deposits County Deposits County
of CAGR 6/06 6/06 6/06 6/05 6/05 6/04 6/04
Rank Holding Company Headquarters Type Branches (%) ($000) (%) (%) ($000) (%) ($000) (%)
1 Bank of America Corporation Charlotte, NC Bank 14 31.3 1,258,236    26.7      0.2             1,342,217    29.6      729,644       20.4
2 Commerce Bancorp, Inc. Cherry Hill, NJ Bank 8 7.3 985,049       20.9      2.6             978,155       21.6      855,988       24.0
3 Sun Bancorp, Inc. Vineland, NJ Bank 11 8.1 434,776       9.2        17.2           436,190       9.6        372,114       10.4
4 Pro Forma Company Cape May Court House, NJ Thrift 10 18.1 428,800       9.1        56.0           359,234       7.9        307,401       8.6
4 Wachovia Corporation Charlotte, NC Bank 10 9.3 387,729       8.2        0.1             370,052       8.2        324,520       9.1
5 PNC Financial Services Group, Inc. Pittsburgh, PA Bank 8 12.3 299,394       6.4        0.4             277,807       6.1        237,439       6.6
6 Boardwalk Bancorp, Inc. Linwood, NJ Bank 5 24.0 282,855       6.0        88.5           231,225       5.1        183,828       5.1
7 Susquehanna Bancshares, Inc. Lititz, PA Bank 6 6.9 232,362       4.9        2.7             211,139       4.7        203,263       5.7
8 Ocean Shore Holding Company (MHC) Ocean City, NJ Thrift 6 5.9 209,475       4.5        48.6           197,989       4.4        186,777       5.2
9 Cape Savings Bank Cape May Court House, NJ Thrift 5 8.7 145,945       3.1        32.7           128,009       2.8        123,573       3.5
10 Absecon Bancorp Absecon, NJ Bank 4 (3.0) 131,129       2.8        100.0         138,301       3.0        139,360       3.9
11 CBHC Financialcorp, Inc. Egg Harbor City, NJ Thrift 3 80.5 102,477       2.2        100.0         36,057         0.8        31,441         0.9
12 Parke Bancorp, Inc. Sewell, NJ Bank 1 22.6 72,454         1.5        26.8           50,850         1.1        48,220         1.3
13 Fox Chase Bancorp, Inc. (MHC) Hatboro, PA Thrift 1 (13.8) 45,815         1.0        7.1             57,700         1.3        61,631         1.7
14 Hudson City Bancorp, Inc. Paramus, NJ Thrift 1 2.1 34,762         0.7        0.3             33,277         0.7        33,334         0.9
15 Fulton Financial Corporation Lancaster, PA Bank 2 46.9 31,884         0.7        0.3             16,731         0.4        14,778         0.4
16 TD Bank Financial Group Toronto Bank 1 27.5 26,032         0.6        0.1             13,994         0.3        16,004         0.4
17 Caixa Geral de Depositos, SA Lisbon Bank 1 53.4 23,727         0.5        9.7             18,534         0.4        10,086         0.3
Totals 87 14.8 4,704,101    100.0 4,538,227    100.0 3,572,000    100.0
Source: SNL Financial

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CONFIDENTIAL
Pro Forma Deposit Market Share
County: Cape May, NJ
2 4 7 3 8.00             15.00   14.00         9.00             16.00   10.00           17.00
Pctg Pctg of Pctg Pctg
Total Total of Holding Total of Total of
Number Deposits Deposits County Company Deposits County Deposits County
of CAGR 6/06 6/06 6/06 6/05 6/05 6/04 6/04
Rank Holding Company Headquarters Type Branches (%) ($000) (%) (%) ($000) (%) ($000) (%)
1 Sturdy Savings Bank Stone Harbor, NJ Bank 7 0.1 370,547       14.4      100.0         393,191       15.3      369,629       15.6
2 PNC Financial Services Group, Inc. Pittsburgh, PA Bank 10 11.8 342,173       13.3      0.4             307,139       12.0      273,689       11.6
3 Pro Forma Company Cape May Court House, NJ Thrift 10 9.9 337,211       13.1      44.0           295,095       11.5      279,077       11.8
3 Commerce Bancorp, Inc. Cherry Hill, NJ Bank 4 9.4 303,138       11.8      0.8             323,899       12.6      253,153       10.7
4 Cape Savings Bank Cape May Court House, NJ Thrift 8 3.7 300,398       11.7      67.3           295,095       11.5      279,077       11.8
5 Crest Savings Bancorp, MHC Wildwood Crest, NJ Thrift 8 4.8 261,370       10.2      100.0         270,557       10.5      238,190       10.1
6 Ocean Shore Holding Company (MHC) Ocean City, NJ Thrift 2 (1.1) 221,433       8.6        51.4           235,487       9.2        226,472       9.6
7 Sea Isle Financial Corp., MHC Sea Isle City, NJ Thrift 3 9.1 207,705       8.1        100.0         183,297       7.1        174,437       7.4
8 Bank of America Corporation Charlotte, NC Bank 9 (11.2) 203,821       7.9        0.0             223,750       8.7        258,691       10.9
9 Sun Bancorp, Inc. Vineland, NJ Bank 6 7.6 168,510       6.6        6.7             178,262       6.9        145,478       6.1
10 Wachovia Corporation Charlotte, NC Bank 1 7.7 62,890         2.5        0.0             61,050         2.4        54,236         2.3
11 Boardwalk Bancorp, Inc. Linwood, NJ Bank 2 NA 36,813         1.4        11.5           -                -        -                -
12 Caixa Geral de Depositos, SA Lisbon Bank 1 15.3 26,593         1.0        10.9           26,121         1.0        20,015         0.8
13 Fox Chase Bancorp, Inc. (MHC) Hatboro, PA Thrift 2 (20.6) 23,851         0.9        3.7             33,295         1.3        37,878         1.6
14 Franklin Bank Pilesgrove, NJ Thrift 1 (10.4) 21,506         0.8        12.1           21,135         0.8        26,779         1.1
15 Newfield Bancorp, Inc. Newfield, NJ Bank 1 23.1 15,771         0.6        4.0             13,178         0.5        10,408         0.4
Totals 65 4.1 2,566,519    100.0 2,565,456    100.0 2,368,132    100.0
Source: SNL Financial

Relative Stock Price Information * * * * * *

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CONFIDENTIAL
Boardwalk Shares Traded Analysis
One Month Three Months
Twelve Months Three Years
Source: Capital IQ as of July 20, 2007
All stock prices are split adjusted.
0.0%
17.4%
56.5%
26.1%
0.0%
< $15.50 $15.50-$16.50 $16.50-$17.50 $17.50-$18.50 > $18.50
0.0%
13.1%
75.4%
11.5%
0.0%
< $15.50 $15.50-$16.50 $16.50-$17.50 $17.50-$18.50 > $18.50
1.6%
42.9%
44.0%
11.5%
0.0%
< $15.50 $15.50-$16.50 $16.50-$17.50 $17.50-$18.50 > $18.50
14.3%
28.8%
41.1%
15.6%
0.1%
< $15.50 $15.50-$16.50 $16.50-$17.50 $17.50-$18.50 > $18.50

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
One Year Stock Price Performance
85
90
95
100
105
110
115
120
125
130
7/20/06 8/20/06 9/20/06 10/20/06 11/20/06 12/20/06 1/20/07 2/20/07 3/20/07 4/20/07 5/20/07 6/20/07 7/20/07
Boardwalk Boardwalk Peer Group Index NASDAQ Bank Index ACBQ Index S&P 500 Index
Source: SNL Financial
Beginning Ending
Index Index
Value Value
7/20/06 7/20/07
Boardwalk 100.0 100.5
Boardwalk Peer Group Index 100.0 95.6
NASDAQ Bank Index 100.0 95.8
ACBQ Index 100.0 96.3
S&P 500 Index 100.0 122.8

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CONFIDENTIAL
Three Year Stock Price Performance
90
95
100
105
110
115
120
125
130
135
140
145
150
7/20/04 1/20/05 7/20/05 1/20/06 7/20/06 1/20/07 7/20/07
Boardwalk Boardwalk Peer Group Index NASDAQ Bank Index ACBQ Index S&P 500 Index
Source: SNL Financial
Beginning Ending
Index Index
Value Value
7/20/2004 7/20/2007
Boardwalk 100.0 119.5
Boardwalk Peer Group Index 100.0 98.5
NASDAQ Bank Index 100.0 105.5
ACBQ Index 100.0 115.8
S&P 500 Index 100.0 138.4

Comparable Company Analysis * * * * * *

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Boardwalk Comparable Company Analysis - Market Data
Select New Jersey Banks with Assets between $350.0 million and $1.5 billion
Price Price/ Price/
Total Number Mkt. as of LTM Price/ Tang. Insider Inst'l Div.
Assets of Cap 7/20/07 High Low 3 Month 1 Year EPS Book Book Owner Owner Yield
Institution Location ($MM) Branches ($MM) ($) ($) ($) (%) (%) (x) (%) (%) (%) (%) (%)
Peapack-Gladstone Financial (PGC) Gladstone, NJ 1,307.1    22 223.7    27.00        32.47      24.00      (13.0)       2.9       23.5      211.8      212.9      9.5        26.1      2.2
Center Bancorp Inc. (CNBC) Union, NJ 1,049.0    13 194.1    13.95        16.35      13.36      (9.0)         1.2       31.0      197.6      240.1      9.0        29.9      2.6
Greater Community Bancorp (GFLS) Totowa, NJ 970.4       16 129.1    15.25        18.50      14.68      (14.1)       (2.2)      22.8      185.1      222.0      11.0      5.6        3.8
Unity Bancorp Inc. (UNTY) Clinton, NJ 732.4       15 68.4      9.75          16.01      9.74        (14.7)       (38.2)    12.8      141.9      146.8      36.7      16.3      2.1
Community Partners Bncp (CPBC) Middletown, NJ 545.8       12 58.1      8.90          12.00      8.90        (6.3)         (15.4)    14.8      82.9        133.4      14.4      1.1        -
Central Jersey Bancorp (CJBK) Long Branch, NJ 522.4       14 68.9      7.94          10.04      7.40        (14.0)       (1.9)      NM 105.0      190.0      25.2      0.3        -
Stewardship Financial Corp. (SSFN) Midland Park, NJ 520.5       11 78.1      15.48        16.03      12.04      16.3        20.4     16.6      204.0      204.5      20.5      NA 2.3
BCB Bancorp Inc. (BCBP) Bayonne, NJ 517.6       3 78.0      16.28        18.38      14.14      (5.7)         8.5       15.4      154.8      154.8      27.4      10.2      2.0
Sterling Banks Inc. (STBK) Mount Laurel, NJ 436.6       11 45.3      8.13          11.86      7.80        (14.5)       (28.2)    NM 103.8      159.4      17.3      0.3        1.5
1st Constitution Bancorp (FCCY) Cranbury, NJ 421.5       11 63.2      16.94        19.34      16.23      (6.9)         (1.9)      11.8      172.2      175.5      14.1      3.6        -
Parke Bancorp Inc. (PKBK) Sewell, NJ 414.5       4 55.3      17.50        18.93      14.55      6.0          0.7       13.1      170.4      170.4      49.4      9.3        -
Sussex Bancorp (SBBX) Franklin, NJ 357.3       10 40.7      12.85        16.99      12.66      (19.7)       (12.6)    15.9      115.2      125.9      11.7      31.8      2.2
Boardwalk Bancorp Inc. (BORD) Linwood, NJ 454.8 7 72.3 16.85   18.24 15.38 (0.9)     0.5    35.9 141.7 141.7 15.7 11.4 2.4
Ranking (13 Companies) 3        6      1      9        11      7       5      3
High 16.3        20.4     35.9      211.8      240.1      49.4      31.8      3.8
Median (9.0)        (1.9)     15.9     154.8     170.4     15.7     9.8       2.1
Average (7.4)         (5.1)      19.4      152.8      175.2      20.1      12.2      1.6
Low (19.7)       (38.2)    11.8      82.9        125.9      9.0        0.3        -
52 Week Price Change
Source: SNL Financial

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Boardwalk Comparable Company Analysis - Balance Sheet
Select New Jersey Banks with Assets between $350.0 million and $1.5 billion
NPAs +
GAAP NPAs + LLR/ 90 Days/ NCOs/
Total Securities/ Deposits/ Loans/ Borrow/ Tangible Tier 1 Total Leverage 90 Days/ NPAs + Equity + Avg. Asset Loan Deposit
Assets Assets Assets Deposits Assets Capital Capital Capital Capital Assets 90 Days LLR Loans Growth Growth Growth
Institution ($M) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%)
Peapack-Gladstone Financial (PGC) 1,307.1    25.2             89.2          75.7         1.8         8.04         15.51     16.51     8.37          0.46        114.1      5.37        -         1.5        11.8       11.5
Center Bancorp Inc. (CNBC) 1,049.0    37.1             68.9          73.4         21.0        7.84         13.49     14.24     8.65          0.12        410.8      1.17        -         5.8        6.1        10.8
Greater Community Bancorp (GFLS) 970.4      11.0             78.5          99.9         13.3        6.07         NA NA NA NA NA NA -         9.9        9.9        9.3
Unity Bancorp Inc. (UNTY) 732.4      14.0             81.4          89.3         11.6        6.38         11.12     13.78     9.28          0.50        219.5      6.48        0.08       9.2        11.7       3.4
Community Partners Bncp (CPBC) 545.8      10.2             83.8          90.3         2.8         8.38         NA NA NA NA NA NA -         6.8        6.3        5.7
Central Jersey Bancorp (CJBK) 522.4      22.5             81.7          74.7         5.5         7.35         11.46     12.44     8.40          0.02        NM 0.13        (0.12)      2.0        0.8        8.5
Stewardship Financial Corp. (SSFN) 520.5      21.8             84.5          84.3         7.1         7.30         11.39     12.41     8.82          0.09        909.6      1.07        0.02       9.2        7.3        9.8
BCB Bancorp Inc. (BCBP) 517.6      29.3             75.1          82.4         14.3        10.14       15.66     16.73     10.74        0.33        219.8      3.03        -         7.2        3.0        2.9
Sterling Banks Inc. (STBK) 436.6      13.0             89.1          84.1         0.2         6.72         7.93       8.78       8.15          NA NA NA NA 23.5      21.7       30.4
1st Constitution Bancorp (FCCY) 421.5      25.2             80.9          79.2         9.3         8.58         15.42     19.74     12.17        0.85        93.9        8.87        (0.11)      14.1      6.2        19.8
Parke Bancorp Inc. (PKBK) 414.5      7.3              83.4          103.3       7.8         7.83         NA NA NA NA NA NA -         34.1      31.3       39.2
Sussex Bancorp (SBBX) 357.3      16.7             82.3          92.1         7.1         9.11         12.74     13.92     10.55        1.13        84.9        10.45       0.03       9.5        17.9       7.9
Boardwalk Bancorp Inc. (BORD) 454.8 27.6        68.2     93.5    20.4    11.19 10.52 11.45 8.46 0.25    300.7 2.13    (0.01) 6.1    12.7   3.0
Ranking (13 Companies) 3            13       3         12      1         9       9       7         4        3        4        3       10     4       12
High 37.1             89.2          103.3       21.0        11.19       15.66     19.74     12.17        1.13        909.6      10.45       0.08       34.1      31.3       39.2
Median 21.8            81.7         84.3        7.8         7.84        12.10    13.85    8.74         0.33       219.6     3.03        -        9.2       9.9        9.3
Average 20.1             80.5          86.3         9.4         8.07         12.52     14.00     9.36          0.42        294.1      4.30        (0.01)      10.7      11.3       12.5
Low 7.3              68.2          73.4         0.2         6.07         7.93       8.78       8.15          0.02        84.9        0.13        (0.12)      1.5        0.8        2.9
LTM Growth Rates Balance Sheet Capital Ratios Asset Quality
Source: SNL Financial

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Boardwalk Comparable Company Analysis - Income Statement
Source: SNL Financial
Select New Jersey Banks with Assets between $350.0 million and $1.5 billion
Total Core Core Eff. Core Core Eff. 2003 2004 2005 2006
Assets ROAA ROAA ROAE ROAE NIM Ratio ROAA ROAA ROAE ROAE NIM Ratio Yr/Yr Yr/Yr Yr/Yr Yr/Yr CAGR
Institution ($M) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%)
Peapack-Gladstone Financial (PGC) 1,307.1 0.75 0.83 9.44 10.47 2.73 64.5 1.22 1.21 14.10 14.02 3.58 56.9 (5.2) 13.0 (2.0) (10.5) (3.3)
Center Bancorp Inc. (CNBC) 1,049.0 0.61 0.50 6.52 5.39 2.70 84.6 0.74 0.75 11.01 11.05 3.13 67.2 (19.0) 15.5 (20.3) (31.3) (20.2)
Greater Community Bancorp (GFLS) 970.4 0.60 0.56 8.24 7.64 3.59 68.1 0.92 0.84 13.07 11.94 3.92 64.9 (28.5) 40.1 18.8 (40.2) (1.8)
Unity Bancorp Inc. (UNTY) 732.4 0.82 0.81 12.21 12.09 3.71 68.7 1.01 1.00 15.23 15.06 4.12 64.9 33.3 17.7 13.7 (8.0) 14.8
Community Partners Bncp (CPBC) 545.8 0.77 0.77 5.96 5.96 4.06 66.1 0.76 0.76 7.90 7.89 4.55 70.6 67.7 - 48.5 24.5 34.1
Central Jersey Bancorp (CJBK) 522.4 0.09 0.34 0.74 2.72 3.61 75.2 0.45 0.44 5.40 5.13 3.73 78.3 (54.5) 193.5 - (6.9) (49.4)
Stewardship Financial Corp. (SSFN) 520.5 0.94 0.90 13.00 12.45 4.08 67.6 0.98 0.97 13.68 13.55 4.34 65.0 8.1 9.5 15.5 1.1 7.0
BCB Bancorp Inc. (BCBP) 517.6 1.09 1.09 10.78 10.78 3.53 51.9 1.03 1.02 12.38 12.36 3.96 51.5 49.4 45.3 28.5 (9.7) 25.6
Sterling Banks Inc. (STBK) 436.6 0.09 0.09 0.88 0.88 3.66 90.9 0.32 0.29 4.24 3.68 3.82 86.1 13.5 70.8 17.5 (60.5) NM
1st Constitution Bancorp (FCCY) 421.5 1.40 1.41 16.28 16.47 5.09 57.2 1.23 1.25 15.52 15.67 4.38 58.2 18.3 20.9 22.8 14.5 18.2
Parke Bancorp Inc. (PKBK) 414.5 1.38 1.38 15.87 15.87 4.11 39.6 1.30 1.29 12.63 12.56 4.29 42.3 9.3 23.9 27.0 26.8 34.9
Sussex Bancorp (SBBX) 357.3 0.76 0.74 7.60 7.43 3.77 72.2 0.67 0.65 8.79 8.44 4.01 75.1 28.0 11.7 (4.1) 1.2 15.9
Boardwalk Bancorp Inc. (BORD) 454.8 0.36 0.41 3.85 4.41 3.02 76.0 0.82 0.77 8.41 7.90 3.24 61.8 (36.2) 39.1 9.8 4.1 3.1
Ranking (13 Companies) 11 11 11 11 11 11 8 8 10 10 12 5
High 1.40 1.41 16.28 16.47 5.09 90.9 1.30 1.29 15.52 15.67 4.55 86.1 67.7 193.5 48.5 26.8 34.9
Median 0.76 0.77 8.24 7.64 3.66 68.1 0.92 0.84 12.38 11.94 3.96 64.9 9.3 20.9 15.5 (6.9) 10.9
Average 0.74 0.76 8.57 8.66 3.67 67.9 0.88 0.86 10.95 10.71 3.93 64.8 6.5 38.5 13.5 (7.3) 6.6
Low 0.09 0.09 0.74 0.88 2.70 39.6 0.32 0.29 4.24 3.68 3.13 42.3 (54.5) - (20.3) (60.5) (49.4)
Latest Twelve Months Core EPS Growth Five Year Average

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Cape Comparable Company Analysis - Balance Sheet
New Jersey Mutual Savings Banks
Balance Sheet (MRQ) Capital Ratios (MRQ) Asset Quality LTM Growth Rates
GAAP NPAs + NCOs /
Total Loans / Deposits / Borrow / Tang. Tier 1 Total Leverage NPLs / 90 Days / Avg. Asset Loan Deposit
Number of Assets Assets Assets Assets Capital Capital Capital Capital Loans Assets Loans Growth Growth Growth
Company Branches City ($000) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%)
Union County Savings Bank
4 Elizabeth
1,051,578
10.0 80.4 - 18.69 58.82 59.01 18.72 0.22 0.05 - (0.2) 7.8 (1.3)
Haven Savings Bank 6 Hoboken 680,526 70.4 86.3 2.9 10.25 22.70 23.39 10.19 - - - 0.0 3.6 1.6
Sturdy Savings Bank 7 Stone Harbor 430,665 73.5 82.1 4.5 12.23 17.04 17.97 11.85 0.03 0.02 0.01 (6.7) (9.6) (3.9)
Roselle Savings Bank 4 Roselle 374,323 22.9 77.8 5.6 16.33 58.74 59.23 16.27 - - - (5.6) 16.6 (6.7)
Haddon Savings Bank 2
Haddon Heights
254,571 33.8 79.4 9.4 10.98 30.52 31.02 10.98 0.27 0.15 - (0.7) 1.7 0.2
Bogota Savings Bank 2 Bogota 231,909 89.6 75.7 9.4 14.15 25.98 26.76 14.30 0.24 0.21 - 1.1 3.3 (10.6)
Audubon Savings Bank 3 Audubon 167,900 53.9 60.4 32.2 6.77 12.01 12.44 6.75 - 0.28 2.59 2.7 (1.5) (3.1)
Schuyler Savings Bank 1 Kearny 119,943 61.8 82.6 3.3 13.15 31.01 32.07 12.95 - 0.01 - 1.5 5.9 (2.4)
Glen Rock Savings Bank 3 Glen Rock 112,537 66.4 90.9 1.8 7.33 14.56 15.81 7.46 - - - 2.0 4.8 0.2
GSL Savings Bank 3 Guttenberg 102,309 34.1 78.1 7.7 13.90 35.88 36.75 13.94 0.08 0.05 - (1.7) (1.3) (6.4)
Cape Savings Bank 13
Cape May Court House
613,414 74.0 72.4 15.2
11.44 16.66 17.67
11.16 0.77 0.57 0.01 4.1 7.5 (0.7)
Ranking (11 companies)
2 10 10 7 9 9 7 11 11 9 1 3 4
High 89.6 90.9         32.2       18.69 58.82 59.23 18.72 0.77 0.57 2.59 4.1      16.6    1.6
Median 61.8 79.4         5.6         12.23 25.98 26.76 11.85 0.03 0.05 0.00 0.0      3.6       (2.4)
Low 10.0 60.4         -         6.77 12.01 12.44 6.75 0.00 0.00 0.00 (6.7)    (9.6)     (10.6)
Source: SNL Financial, FDIC

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Cape Comparable Company Analysis - Income Statement
New Jersey Mutual Savings Banks
Latest Twelve Months Five Year Average
Non Int. Non Int.
Net Income / Expense / Net
Total Interest Eff. Avg. Avg. Interest Eff.
Assets ROAA ROAE Margin Ratio Assets Assets ROAA ROAE Margin Ratio
Company City ($000) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%)
Union County Savings Bank Elizabeth 1,051,578 0.54 2.94 1.15 43.6 0.03 0.52 1.16 6.58 2.29 25.1
Haven Savings Bank Hoboken 680,526 0.02 0.21 1.66 97.9 0.11 1.67 0.85 9.40 2.94 55.3
Sturdy Savings Bank Stone Harbor 430,665 0.42 3.65 3.46 86.6 0.49 3.06 0.73 6.65 4.05 71.1
Roselle Savings Bank Roselle 374,323 0.48 3.09 1.76 66.9 0.10 1.33 0.69 5.18 2.05 51.9
Haddon Savings Bank Haddon Heights 254,571 (0.22) (2.01) 1.31 125.0 0.03 1.64 0.49 4.60 2.26 65.5
Bogota Savings Bank Bogota 231,909 0.43 3.05 2.17 65.6 0.02 1.39 1.14 8.08 3.09 37.7
Audubon Savings Bank Audubon 167,900 (0.30) (4.25) 2.08 109.2 0.18 2.25 0.42 5.55 2.61 75.7
Schuyler Savings Bank Kearny 119,943 0.40 3.08 2.24 79.6 0.32 2.01 0.57 4.98 2.95 73.7
Glen Rock Savings Bank Glen Rock 112,537 0.15 1.98 2.41 90.0 0.07 2.15 0.27 4.04 2.60 80.5
GSL Savings Bank Guttenberg 102,309 (0.09) (0.64) 2.51 106.8 0.14 2.74 0.50 4.36 3.29 75.9
Cape Savings Bank
Cape May Court House
613,414 0.80 7.15 3.55 70.1 0.58 2.69 0.88 7.93 4.00 65.2
Ranking (11 companies) 1           1           1           8           1           9           3          3          2          7
High 0.80         7.15         3.55         125.0 0.58         3.06         1.16        9.40        4.05        80.5
Median 0.40         2.94         2.17         86.6 0.11         2.01         0.69        5.55        2.94        65.5
Low (0.30)       (4.25)       1.15         43.6 0.02         0.52         0.27        4.04        2.05        25.1
Source: SNL Financial, FDIC

Discounted Dividend Analysis (DDA) * * * * * *

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
• Boardwalk remains an independent company
• Estimated future cash flows from December 31, 2007 to December 31, 2012
• Dividends per share grow from $0.36 per share in 2007 to $0.60 in 2012
• Terminal value of Boardwalk common stock calculated using price to earnings multiples ranging from 15.0x to 17.0x
• Terminal value of Boardwalk common stock calculated using price to tangible book value multiples ranging from 150% to 190%
• Dividend income stream and terminal values discounted to present value using discount rates ranging from 11.0% to 15.0%
Boardwalk DDA Assumptions & Earnings Model
Discounted Cash Flow Earnings Model
($ per share) For the Year Ending December 31,
2007E 2008E 2009 E 2010 E 2011 E 2012 E
Tangible Book Value $10.20 $10.61 $11.13 $11.73 $12.37 $13.04
Tangible Book Growth 4.0% 4.9% 5.4% 5.4% 5.5%
EPS $0.71 $0.95 $1.16 $1.34 $1.42 $1.50
Dividend $0.36 $0.40 $0.46 $0.53 $0.57 $0.60
Cash Flow $0.36 $0.40 $0.46 $0.53 $0.57 $0.60
Terminal Value - Exit P/E Multiple @ 16.0 x $24.87
PV Cash Flows $2.03
PV Terminal Value $13.04
NPV $15.06

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Using terminal value Price to Earnings ratios ranging from 15.0x to 17.0x results in a range of implied values from $12.71 to $16.99.
Boardwalk Discounted Dividend Analysis Sensitivity
Sensitivity Analysis
($ per share) 2012 E Net Income Multiple
15.0 x 15.5 x 16.0 x 16.5 x 17.0 x
11.0%
$15.24 $15.68 $16.11 $16.55 $16.99
Discount       12.0%
14.55 14.97 15.38 15.80 16.22
Rate       13.0%
13.90 14.30 14.70 15.09 15.49
Range       14.0%
13.29 13.67 14.04 14.42 14.80
15.0%
12.71 13.07 13.43 13.79 14.15
Sensitivity Analysis
($ per share) 2012 E Tangible Book Value Multiple
150.0% 160.0% 170.0% 180.0% 190.0%
11.0%
$13.13 $13.86 $14.60 $15.33 $16.07
Discount       12.0%
12.54 13.24 13.94 14.64 15.34
Rate       13.0%
11.99 12.65 13.32 13.98 14.65
Range       14.0%
11.46 12.10 12.73 13.37 14.00
15.0%
10.97 11.57 12.18 12.78 13.39
Using terminal value Price to Tangible Book Value ratios ranging from 150.0% to
190.0% results in a range of implied values from $10.97 to $16.07.

Comparable M&A Analysis * * * * * *

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Comparable company acquisition analysis attempts to identify what “multiples” acquirors have  been willing to pay in comparable company transactions.  Data from completed transactions must  be evaluated in the context of the market conditions prevailing at that time of acquisition.
Every bank has a unique business and financial condition.  However, within these constraints, we believe the transactions we selected represent a reasonable basis for comparison.
•
Comp Set 1  - Nationwide Bank Transactions with Assets between $350 million and $650 million since 7/1/2006 (28 transactions)
•
Comp Set 2  - Mid-Atlantic Bank Transactions with Assets between $350 million and $650 million since 7/1/2004 (12 transactions)
•
Comp Set 3  - Well-Capitalized
(1)
Bank Transactions with Assets between $350 million and $650 million since 7/1/2004 (13 transactions)
Comparable Company M&A Analysis
Median Multiples
Tang
Price/ Price/ Prem./
Number Price/ Tangible LTM Price/ Price/ Core
Of Book Book EPS Assets Deposits Deps.
Deals (%) (%) (x) (%) (%) (%)
Nationwide Bank transactions with asset size between $350 MM and $650 MM 28 288.1    295.3    20.7       24.4      30.2         22.0
   (Deals announced since 7/1/2006)
Mid-Atlantic Bank transactions with asset size between $350 MM and $650 MM 12 247.8    274.3    25.4       21.3      25.5         18.7
   (Deals announced since 7/1/2004)
Well-Capitalized Bank transactions with asset size between $350 MM and $650 MM (1) 13 213.2    229.3    21.1       27.9      32.1         22.0
   (Deals announced since 7/1/2004)
Implied pricing multiples :
Cape Savings' bid of $23.00 per share 23 194.0    194.0   48.9      21.6     31.8        25.5
(1) Includes nationwide bank transactions with tangible equity to tangible assets greater than 10% at announcement.
(1) Includes nationwide bank transactions with tangible equity to tangible assets greater than 10% at announcement.

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Comparable Company M&A Analysis
Nationwide Bank transactions with asset size between $350 MM and $650 MM
   (Deals announced since 7/1/2006)
Tng Bk
Tang. Premium/ Price/ Price/ Prem/
Total Equity/ NPAs/ Deal Market Price/ Tang. LTM Price/ Price/ Core
Ann. Assets Assets ROAA ROAE Assets Value Value Book Book EPS Assets Deposits Deps
Date Buyer ST Seller ST ($000) (%) (%) (%) (%) ($M) (%) (%) (%) (x) (%) (%) (%)
07/11/07 Anchor BanCorp Wisconsin Inc. WI S&C Banco, Inc. WI 407,380 11.23 0.98 8.03 1.26 106.0 NA 213.0 234.3 20.1 26.0 32.0 21.5
06/29/07 Olney Bancshares of Texas, Inc. TX MB Financial, Inc. IL 419,540 7.52 0.89 11.76 0.49 78.4 NA 248.7 248.7 19.8 18.7 24.3 17.9
06/04/07 Chittenden Corporation VT Community Bank & Trust Company NH 426,347 10.48 1.54 15.01 1.51 123.8 33.4 270.0 270.0 17.5 29.0 35.9 27.2
05/15/07 Harleysville National Corporation PA East Penn Financial Corporation PA 450,759 5.64 0.82 14.45 0.06 92.7 82.9 359.8 359.8 25.4 20.6 24.3 19.8
04/24/07 East West Bancorp, Inc. CA Desert Community Bank CA 531,984 10.53 1.23 12.99 0.54 148.2 23.1 254.5 254.5 21.1 27.9 32.1 22.0
03/22/07 Midwest Banc Holdings, Inc. IL Northwest Suburban Bancorp, Incorporated IL 535,454 9.00 1.03 12.30 0.18 140.6 NA 284.2 292.5 26.4 26.3 31.1 37.2
03/09/07 BOK Financial Corporation OK Worth Bancorporation, Inc. TX 389,819 9.48 1.57 16.00 0.21 127.1 NA 375.7 409.8 24.0 32.6 36.9 31.4
02/19/07 1st Source Corporation IN Fina Bancorp, Incorporated IN 624,130 11.01 (0.01) (0.13) 0.16 135.0 NA 196.5 197.5 NM 21.6 25.7 15.1
02/09/07 Marshall & Ilsley Corporation WI Excel Bank Corporation MN 615,307 6.42 1.25 19.56 0.57 105.0 NA 263.9 265.9 20.7 17.1 21.0 22.6
02/05/07 Renasant Corporation MS Capital Bancorp, Inc. TN 564,442 6.20 0.82 13.45 NA 139.8 41.4 377.0 377.0 31.9 24.8 30.1 38.6
02/05/07 United Community Banks, Inc. GA Gwinnett Commercial Group, Inc. GA 624,665 10.56 1.91 16.54 0.05 220.1 NA 317.1 376.6 20.2 35.6 41.2 37.8
01/24/07 Banco Sabadell SA Transatlantic Holding Corporation FL 580,255 8.64 1.59 19.25 0.23 175.0 NA 349.0 349.0 20.0 30.2 35.3 43.0
01/18/07 Chittenden Corporation VT Merrill Merchants Bancshares, Inc. ME 444,952 8.28 1.40 16.82 NA 109.6 15.5 291.9 295.3 17.7 24.6 30.6 26.0
01/17/07 Associated Banc-Corp WI Charter 95 Corporation MN 391,219 8.89 1.94 21.63 0.32 93.0 NA 277.8 277.8 19.5 23.8 30.4 21.5
01/17/07 Umpqua Holdings Corporation OR North Bay Bancorp CA 648,984 8.50 1.13 13.29 - 156.2 22.3 261.4 264.6 21.3 24.1 33.1 24.3
12/19/06 Western Alliance Bancorporation NV First Independent Capital of Nevada NV 402,398 7.40 1.39 18.62 - 118.0 NA 394.7 396.5 22.6 29.3 32.5 27.2
12/18/06 Central Bancompany MO Twenty-First Century Financial Services Company OK 398,971 5.56 0.82 14.84 0.71 66.1 NA 294.9 298.5 24.3 16.6 18.5 16.1
12/11/06 Banner Corporation WA F&M Bank WA 405,561 9.65 0.98 10.03 0.20 98.1 NA 254.4 250.5 26.7 24.2 28.9 22.0
12/01/06 Franklin Bank Corp. TX Bryan-Heritage Limited Partnership TX 517,328 9.51 1.36 14.56 0.09 134.0 NA 272.4 272.4 19.9 25.9 29.9 21.9
11/06/06 U.S. Bancorp MN United Financial Corp. MT 418,071 7.62 1.06 13.37 - 72.7 10.4 222.7 233.1 16.7 17.4 23.4 16.0
10/31/06 City National Corporation CA Business Bank Corporation NV 489,740 9.07 1.51 17.27 0.01 161.5 24.2 332.2 332.2 22.0 33.0 37.8 NA
10/21/06 Old National Bancorp IN St. Joseph Capital Corporation IN 490,906 6.00 0.48 7.69 0.02 77.3 40.9 241.8 241.8 27.6 15.7 20.5 18.2
10/18/06 AmericanWest Bancorporation WA Far West Bancorporation UT 405,339 12.82 2.74 20.32 0.55 150.0 NA 315.3 335.8 15.0 37.7 43.1 32.5
10/15/06 Provident Financial Services, Inc. NJ First Morris Bank & Trust NJ 570,554 6.65 0.26 3.81 - 124.2 20.9 325.5 327.6 46.8 21.8 24.0 18.7
10/05/06 Integra Bank Corporation IN Prairie Financial Corporation IL 575,081 6.54 2.03 29.46 0.13 121.7 NA 341.9 341.9 17.7 21.2 23.8 21.1
10/04/06 First State Bancorporation NM Front Range Capital Corporation CO 451,258 7.64 0.49 6.40 3.81 72.0 NA 318.3 318.3 NM 16.0 19.1 16.7
08/30/06 Conestoga Bancorp, Inc. PA PSB Bancorp, Inc. PA 562,371 NA (2.30) (26.16) 0.53 93.9 54.4 186.5 NA NM 16.7 18.5 NA
08/09/06 IBERIABANK Corporation LA Pulaski Investment Corporation AR 471,631 8.26 1.41 17.49 0.36 130.0 NA 324.8 334.3 20.5 27.6 32.9 25.8
Medians - 28 transactions 28 480,686 8.50 1.18 14.51
0.21
122.8 24.2 288.1 295.3 20.7 24.4 30.2 22.0
SELLER'S FINANCIALS AT ANNOUNCEMENT:
Source: SNL Financial

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Comparable Company M&A Analysis
Mid-Atlantic Bank transactions with asset size between $350 MM and $650 MM
   (Deals announced since 7/1/2004)
Tng Bk
Tang. Premium/ Price/ Price/ Prem/
Total Equity/ NPAs/ Deal Market Price/ Tang. LTM Price/ Price/ Core
Ann. Assets Assets ROAA ROAE Assets Value Value Book Book EPS Assets Deposits Deps
Date Buyer ST Seller ST ($000) (%) (%) (%) (%) ($M) (%) (%) (%) (x) (%) (%) (%)
05/15/07 Harleysville National Corporation PA East Penn Financial Corporation PA 450,759 5.64 0.82 14.45 0.06 92.7 82.9 359.8 359.8 25.4 20.6 24.3 19.8
10/15/06 Provident Financial Services, Inc. NJ First Morris Bank & Trust NJ 570,554 6.65 0.26 3.81 - 124.2 20.9 325.5 327.6 46.8 21.8 24.0 18.7
08/30/06 Conestoga Bancorp, Inc. PA PSB Bancorp, Inc. PA 562,371 NA (2.30) (26.16) 0.53 93.9 54.4 186.5 NA NM 16.7 18.5 NA
12/21/05 F.N.B. Corporation PA Legacy Bank PA 382,139 7.65 0.47 4.53 0.31 73.3 38.2 174.9 223.0 32.3 19.2 25.4 17.7
11/14/05 Susquehanna Bancshares, Inc. PA Minotola National Bank NJ 623,434 12.91 1.09 8.33 0.13 166.1 NM 205.7 206.4 25.5 26.6 30.8 17.2
08/01/05 New York Community Bancorp, Inc. NY Long Island Financial Corp. NY 539,679 5.28 0.62 12.49 - 69.8 25.2 230.4 230.4 19.5 12.9 16.8 10.2
06/13/05 NBT Bancorp Inc. NY CNB Bancorp, Inc. NY 419,447 7.89 1.13 12.02 0.01 87.6 44.1 213.0 258.2 19.6 20.9 25.9 17.6
01/20/05 Willow Grove Bancorp, Inc. PA Chester Valley Bancorp Inc. PA 644,693 8.13 0.94 11.49 0.68 151.9 28.2 265.2 274.3 23.4 23.6 35.4 24.9
01/11/05 Fulton Financial Corporation PA SVB Financial Services, Inc. NJ 474,902 6.00 0.77 13.03 0.26 89.6 (3.6) 302.3 302.3 25.9 18.9 21.3 15.9
12/02/04 Valley National Bancorp NJ Shrewsbury Bancorp NJ 424,588 14.44 1.42 9.93 NA 136.0 (0.6) 213.2 213.2 23.0 32.0 40.1 22.9
11/09/04 Valley National Bancorp NJ NorCrown Bank NJ 621,966 7.03 0.97 13.55 0.45 141.0 NA 317.3 322.8 24.2 22.7 25.5 19.7
10/14/04 F.N.B. Corporation PA NSD Bancorp, Inc. PA 532,326 6.89 0.77 10.44 1.60 137.8 63.5 365.5 365.5 34.9 25.9 35.0 28.6
Medians - 12 transactions 12 536,003 7.03 0.80 10.97
0.26
109.1 33.2 247.8 274.3 25.4 21.3 25.5 18.7
SELLER'S FINANCIALS AT ANNOUNCEMENT:
Source: SNL Financial

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Comparable Company M&A Analysis
Source: SNL Financial
Well-Capitalized Bank transactions with asset size between $350 MM and $650 MM (1)
(Deals announced since 7/1/2004)
Tng Bk
Tang. Premium/ Price/ Price/ Prem/
Total Equity/ NPAs/ Deal Market Price/ Tang. LTM Price/ Price/ Core
Ann. Assets Assets ROAA ROAE Assets Value Value Book Book EPS Assets Deposits Deps
Date Buyer ST Seller ST ($000) (%) (%) (%) (%) ($M) (%) (%) (%) (x) (%) (%) (%)
07/11/07 Anchor BanCorp Wisconsin Inc. WI S&C Banco, Inc. WI 407,380 11.23 0.98 8.03 1.26 106.0 NA 213.0 234.3 20.1 26.0 32.0 21.5
06/04/07 Chittenden Corporation VT Community Bank & Trust Company NH 426,347 10.48 1.54 15.01 1.51 123.8 33.4 270.0 270.0 17.5 29.0 35.9 27.2
04/24/07 East West Bancorp, Inc. CA Desert Community Bank CA 531,984 10.53 1.23 12.99 0.54 148.2 23.1 254.5 254.5 21.1 27.9 32.1 22.0
02/19/07 1st Source Corporation IN Fina Bancorp, Incorporated IN 624,130 11.01 (0.01) (0.13) 0.16 135.0 NA 196.5 197.5 NM 21.6 25.7 15.1
02/05/07 United Community Banks, Inc. GA Gwinnett Commercial Group, Inc. GA 624,665 10.56 1.91 16.54 0.05 220.1 NA 317.1 376.6 20.2 35.6 41.2 37.8
10/18/06 AmericanWest Bancorporation WA Far West Bancorporation UT 405,339 12.82 2.74 20.32 0.55 150.0 NA 315.3 335.8 15.0 37.7 43.1 32.5
06/28/06 Community Bancorp NV Valley Bancorp NV 407,688 10.67 1.63 15.17 0.02 137.4 19.7 298.9 298.9 22.1 33.7 39.7 36.1
11/14/05 Susquehanna Bancshares, Inc. PA Minotola National Bank NJ 623,434 12.91 1.09 8.33 0.13 166.1 NM 205.7 206.4 25.5 26.6 30.8 17.2
06/29/05 Capital Bank Corporation NC 1st State Bancorp, Inc. NC 372,753 17.37 0.93 5.26 0.75 114.6 6.6 166.7 166.7 30.2 30.8 41.1 24.0
03/01/05 First National Security Company AR
First Community Banking Corporation
AR 375,809 11.83 1.21 10.23 0.13 89.7 NA 200.0 202.1 19.7 23.9 31.9 19.3
12/20/04 Centennial Bank Holdings, Inc. CO First Mainstreet Financial, Ltd. CO 388,093 11.88 0.99 8.12 0.46 105.0 NA 217.2 229.3 24.6 27.1 31.9 20.5
12/02/04 Valley National Bancorp NJ Shrewsbury Bancorp NJ 424,588 14.44 1.42 9.93 NA 136.0 (0.6) 213.2 213.2 23.0 32.0 40.1 22.9
11/23/04 Home Bancshares, Inc. AR TCBancorp Inc. AR 558,741 10.77 0.55 4.42 0.08 44.0 NA 105.7 108.2 NA 11.6 15.9 2.0
Medians - 12 transactions 13 424,588 11.23 1.21 9.93 0.31 135.0 19.7 213.2 229.3 21.1 27.9 32.1 22.0
SELLER'S FINANCIALS AT ANNOUNCEMENT:

Pro Forma Merger Analysis * * * * * *

Buena
Egg Harbor City
Port Republic
Estell Manor
Northfield
Linwood
Corbin City
Ocean City
Woodbine
New Jersey
Sea Isle City
Delsea
Seashore
Wildwood Crest
North Wildwood
Cape May

Janney

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Snapshot of Combined Franchise
(1)
(In thousands except branch data)
Pro Forma Balance Sheet:
Assets
Loans
Deposits
Tangible Equity
Tang. Equity / Tang. Assets
Loans / Deposits
Pro Forma Income Statement:
2008 Net Income
2008 Cash Net Income
Estimated Market Capitalization:
Pro Forma Number of Branches:
$1,183,121
$817,384
$771,489
$158,734
14.06%
105.9%
$7,305
$8,075
$162,795
20
(1) Assumes Cape Savings Bank’s standard conversion offering is completed at the midpoint.
BORD
CAPE

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Pro Forma Loan Portfolio
Dollars in Thousands
Loan Portfolio Amount % of Total Loan Portfolio Amount % of Total Loan Portfolio Amount % of Total
Residential RE 53,394 $       18.3 % Residential RE 216,999 $   47.8 % Residential RE 270,393 $     36.3%
Commercial RE 186,313 64.0 Commercial RE 193,429 42.6 Commercial RE 379,742 50.9
Construction 33,021 11.3 Construction 35,673 7.9 Construction 68,694 9.2
Commercial 17,257 5.9 Commercial 7,007 1.5 Commercial 24,264 3.3
Consumer & Other 1,311 0.5 Consumer & Other 946 0.2 Consumer & Other 2,257 0.3
Gross Loans & Leases 291,296 $   100.0 % Gross Loans & Leases 454,143 $ 100.0 % Gross Loans & Leases 745,439 $   100.0
Source:  BORD & Cape Savings Bank loans at March 31, 2007 (Call Reports)
Average Yield: 7.42% Average Yield: 6.62% Average Yield: 6.93%
Boardwalk Bancorp, Inc. Cape Savings Bank Pro Forma Combined Company
Residential RE
18.3%
Consumer &
Other
0.5%
Commercial
5.9%
Construction
11.3%
Commercial
RE
64.0%
Residential
RE
47.8%
Consumer &
Other
0.2%
Commercial
1.5%
Construction
7.9%
Commercial
RE
42.6%
Consumer &
Other
0.3%
Commercial
3.3%
Construction
9.2%
Commercial
RE
50.9%
Residential
RE
36.3%
%

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Pro Forma Deposit Portfolio
Dollars in Thousands
Deposit Portfolio Amount % of Total Deposit Portfolio Amount % of Total Deposit Portfolio Amount % of Total
Transaction Deposits 21,738 $        6.8            % Transaction Deposits 111,228 $      25.0           % Transaction Deposits 132,966 $      17.4%
Savings & MMDA 75,957           23.6           Savings & MMDA 159,635         35.9           Savings & MMDA 235,592         30.8
CDs < $100k 112,734         35.1           CDs < $100k 131,344         29.6           CDs < $100k 244,078         31.9
CDs > $100k 111,096         34.6           CDs > $100k 41,957           9.4            CDs > $100k 153,053         20.0
Total Deposits 321,525 $    100.0        % Total Deposits 444,164 $    100.0        % Total Deposits 765,689 $    100.0%
Core Deposits 210,429 $      65.4           % Core Deposits 402,207 $      90.6           % Core Deposits 612,636 $      80.0%
Source:  BORD & Cape Savings Bank deposits at March 31, 2007 (Call Reports)
Cost of Total Deposits: 2.68% Cost of Total Deposits: 3.13%
Boardwalk Bancorp, Inc. Cape Savings Bank
Cost of Total Deposits: 3.76%
Pro Forma Combined Company
Transaction
Deposits
6.8%
CDs > $100k
34.6%
CDs < $100k
35.1%
Savings &
MMDA
23.6%
Transaction
Deposits
25.0%
CDs > $100k
9.4%
CDs < $100k
29.6%
Savings &
MMDA
35.9%
Transaction
Deposits
17.4%
Savings &
MMDA
30.8%
CDs < $100k
31.9%
CDs > $100k
20.0%

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Pro Forma Assumptions
• Offer price of $23.00 per share for an aggregate deal value of $101.4 million.
• Transaction consideration is 50% stock and 50% cash.
• The pro forma analysis assumes Cape Savings completes the standard conversion
IPO at the midpoint.
• The cash portion of the transaction is funded through the net proceed of the IPO that could have earned 4.50% as investment securities.
• Deal multiples (based on aggregate values):
– 201.6% of stated book value;
– 201.6% of tangible book value;
– 34.9x LTM earnings;
– 24.2x estimated 2008 earnings
• Cost savings have been assumed at 15% of the target’s noninterest expense, or
$1.5 million annually (pre-tax).
• One-time deal expenses have been estimated at 5.6% of the aggregate deal value, or $5.6 million.

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Pro Forma Assumptions
• CAPE’s balance sheet has been projected to grow at 4.0% annually over the next three years; BORD’s balance sheet has been projected to grow 4.5% annually over this time period.
• CAPE’s Net Income projections:
– 2007:  $4,301,391
– 2008:  $4,634,755
– 2009:  $5,022,930
• BORD’s Net Income projections:
– 2007: $3,028,000
– 2008: $4,075,000
– 2009: $4,990,000
• CDI has been estimated at 4.0% of retail core deposits and has been amortized over 10 years using sum of the years’ digits methodology.

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Transaction Summary
Transaction Summary: Deal Valuation:  (a)
Price Offered: $23.00 Price / Book (%) 194.0
Total Deal Value ($000) - includes options $101,392 Price / Tangible Book (%) 194.0
% Stock 50% Price / LTM Earnings (x) 48.9
% Cash 50% Price / Proj. 2007 Earnings (x) 32.6
Exchange Ratio for Stock Portion 1.1500 Price / Assets (%) 22.3
Offer Price per Share - Stock $11.50 Tang. Premium / Core Deposits (%) 24.0
Offer Price per Share - Cash $11.50 Premium / Market Value 36.5
Transaction Memo Items:
Options Outstanding: 441,900
Weighted Avg Strike Price: $16.99
2008 2009 2010
Cost Savings as a Percentage of B's Noninterest Expense 15.0% 15.0% 15.0%
Cost Savings Phase-in 100.0% 100.0% 100.0%
Cumulative Pre-tax Cost Savings ($000) (b) $1,482 $1,482 $1,482
Revenue Enhancements as a Percentage of B's Noninterest Income 0.0% 0.0% 0.0%
Pre-tax Revenue Enhancements ($000) (b) $0 $0 $0
Summary of Projected Results:
Total Assets (000s) $1,183,093 Total Market Cap (000s) $162,768
Total Equity (000s) $135,205 Shares Outstanding 16,276,789
Equity / Assets 17.98% Earnings Per Share $0.49
Tangible Equity / Assets 14.06% Cash Earnings Per Share 0.52
ROA 0.60% Book Value Per Share $13.07
ROE 3.40% Tang. Book Value Per Share $9.75
Loans / Deposits 105.95% Dividend Payout Ratio 54%
CAPE SUMMARY: B SUMMARY:
Current 10-Day Avg Current 10-Day Avg
CAPE's Bid Price $10.00 $10.00 B's Bid Price $16.85 $17.50
Pro Forma Accretion / (Dilution) for 2008
$ Change % Change
Pro Forma Relative Inc. / (Dec.) for 2008
$ Change % Change
Earnings Per Share - GAAP NA NM Earnings Per Share - GAAP - -
Earnings Per Share - CASH NA NM Earnings Per Share - CASH - -
ROE Impact -34.8% Book Value Per Share - -
Pro Forma Accretion / (Dilution) for 2007
Tangible Book Value Per Share - -
Book Value Per Share ($1.34) -9.3% Dividend per Share ($0.05) -12.7%
Tangible Book Value Per Share ($4.65) -32.3%
CAPE's Ownership 69.7% B's Ownership 30.3%
(a)  Valuation multiples are based on a per share basis.
(b)  Represents 100.0% of total estimated cost savings, to be phased in during 2008.

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Pro Forma Balance Sheet
PRO FORMA ANALYSIS - BALANCE SHEET PROJECT WATER
Pro Forma
CAPE Conversion CAPE BORD Pro Forma Pro Forma
Proj. 3/31/2008 Adjustments As Converted Proj. 3/31/2008 Adjustments Combined
Cash and Due 18,860 $                 85,838 $                 (a) 104,698 $               5,558 $                   (57,517) $               (d) 52,739 $
Int. Bearing Deps/Fed Funds 5,102 - 5,102 - - 5,102
Investment Securities 99,375 - 99,375 87,477 - 186,853
Loans 473,611 - 473,611 343,773 - 817,384
Allowance for Loan Losses (4,187) - (4,187) (3,932) - (8,120)
Loans, net of allowance 469,424 - 469,424 339,841 - 809,265
Intangible Assets - - - - - -
Acquisition Intangible - Core deposit intangible 44 - 44 - 5,560 (e) 5,604
Acquisition Intangible - Goodwill - - - - 48,105 (f) 48,105
Other Assets 44,211 - 44,211 31,077 - 75,288
Total Assets 637,017 $               85,838 $                 722,855 $               463,953 $               (3,852) $                 1,182,955 $
Total Deposits 459,843 $               - $                      459,843 $               311,646 $               - $                      771,489 $
Borrowings 93,465 - 93,465 97,732 - 191,197
Trust Preferred - - - - - -
Other Liabilities 6,163 - 6,163 1,493 - 7,656
Total Liabilities 559,471 - 559,471 410,871 - 970,342
Common 77,546 - 77,546 53,082 (53,082) (g) 77,546
"New" Equity - 85,838 (b) 85,838 - 49,230 (g) 135,067
Preferred Stock - - - - - -
Repurchased Stock - - - - - -
Retained Earnings & APIC - - - - - -
Shareholders' Equity 77,546 85,838 163,383 53,082 (3,852) 212,613
Total Liabilities and
Shareholders' Equity 637,017 $               85,838 $                 722,855 $               463,953 $               (3,852) $                 1,182,955 $
Book Value per Share $0.00 $14.41 $12.40 $13.07
Tangible Book Value per Share $0.00 $14.40 $12.40 $9.77
Shares Outstanding / Issued - 11,340,000 (c) 11,340,000 4,280,860 4,922,989 16,262,989
Shares Repurchased / Exchanged - - # - - - -
Equity / Assets 12.17% 22.60% 11.44% 0.00% 17.97%
Tangible Equity / Assets 12.17% 22.60% 11.44% 0.00% 14.07%
(a) Represents the net procceds from the sale of CAPE common stock in the standard conversion IPO.  Assumes that the conversion is priced at the Midpoint.
Net procceds equals the gross proceeds from the conversion less the costs associated with the offering, the purchase of common stock by CAPE ESOP and the purchase of common stock by CAPE MRP.
(b) Represents the new equity created from the sale of CAPE common stock in the second-step conversion.
(c) Represents the new shares of CAPE common stock issued and exchanged as part of second-step conversion.
(e) Represents the core deposit intangible associated with the Project Water transaction.  It has been assumed that CDI represents 4.0% of core deposits acquired.
(f) Represents the estimated goodwill created with the Project Water transaction.
(g) Represents the elimination of BORD's equity and the creation of new equity resulting from the issuance of common stock to BORD's shareholders.

Boston                                   New York                Philadelphia                                 San Francisco                                       Washington, DC
CONFIDENTIAL
Pro Forma Income Statement
CAPE CAPE B 9 months
Proj. 2007 Proj. 2008 Proj. 2008 Adjustments (a) 2008 2009 2010
Interest Income $34,016 $35,549 $23,287 ($985) (b) $57,851 $70,464 $75,504
Interest Expense 15,356 15,774 12,670 - 28,443 35,059 36,843
Net Interest Income 18,660 19,776 10,617 (985) 29,407 35,405 38,661
Provision for Loan Losses 325 350 450 - 800 862 980
Net Int Inc after Provision 18,335 19,426 10,167 (985) 28,607 34,543 37,681
Non-interest Income 4,304 4,519 1,098 - 5,617 6,141 6,306
Non-interest Expense 16,301 17,116 7,408 (1,111) (c) 23,413 26,760 28,524
Amortization of Intangible Assets 12 12 - 758 (d) 770 922 821
Income bef Income Taxes 6,326 6,816 3,857 (632) 10,041 13,003 14,643
Provision for Income Taxes 2,024 2,181 801 (172) 2,728 3,530 3,951
Net Income Available to Common Stock $4,301 $4,635 $3,056 ($461) $7,313 $9,472 $10,691
Est. Cost Savings as pctg of B's Non-interest Expense 15.0% 15.0% 15.0%
COMPONENTS OF PRO FORMA NET INCOME
CAPE contribution $4,964 $5,381 $5,821
B contribution (e) 2,809 4,632 5,339
Cost saves  (after tax) 809 1,079 1,082
Transaction adjustments (after tax) (1,270) (1,620) (1,550)
EARNINGS PER SHARE:
CAPE - no merger NA NA NA NA NA
CAPE - pro forma (GAAP basis) 0.49 0.58 0.66
CAPE - pro forma (CASH basis) NA NA 0.52 0.62 0.69
Accretion/(Dilution) to CAPE - GAAP basis
NM NM NM
Accretion/(Dilution) to CAPE - CASH basis
NM NM NM
After-tax Cost Savings and Revenue Enhancements to Eliminate Dilution ($000) #VALUE! #VALUE! #VALUE!
RETURN ON ASSETS:
CAPE - no merger 0.70% 0.71% 0.71% 0.71% 0.73%
CAPE - pro forma 0.60% 0.74% 0.79%
Increase/(Decrease) to CAPE
-14.8% 3.8% 8.3%
RETURN ON EQUITY:
CAPE - no merger 6.05% 5.20% 5.20% 4.71% 4.91%
CAPE - pro forma 3.40% 4.29% 4.70%
Increase/(Decrease) to CAPE
-34.6% -8.8% -4.4%
DIVIDEND PER SHARE: $0.00 $0.26 $0.26 $0.30 $0.32
Cash Dividend to B
$0.31 $0.35 $0.37
Dividend Payout Ratio #VALUE! #VALUE! 53% 52% 49%
Shares Outstanding (diluted) 5,000,000 11,340,000 4,922,989 (e) 15,032,242 16,262,989 16,262,989
Shares Repurchased - - -
Effective Tax Rate 24.0% 32.0% 27.2% 27.2% 27.0%
(a) Earnings for B in 2008 represent 9 months worth of contribution.
Represents the forgone interest income that would have been earned on the cash used to fund the cash portion of the transaction, plus one-time charges.  Also includes the interest earned on the remaining proceeds from CAPE standard conversi
(b) The interest rate associated with the cash is estimated at 4.50%.
(c) Represents the cost savings expected. It is equal to 15.0% of B's non-interest expense in 2008 and 15.0% in 2009 and 2010.
(d) It has been assumed that $5.6 million of core deposit intangible was created as a result of this transaction. It was further assumed that the amortization period was 10.0 years on a sum of years digits basis.
(e) Represents the new shares issued to BORD as part of CAPE's standard conversion.
Pro Forma

Form of Fairness Opinion * * * * * *